EXHIBIT 24

POWERS OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints William C. Vens and Jeremy F. Goldstein, or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities noted below to sign the Baldwin & Lyons, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any and all amendments thereto, required to be filed pursuant to the requirements of Sections 12(g), 13, or 15(d) of the Securities and Exchange Act of 1934, as amended, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title Dated:

/s/ W. Randall Birchfidld March 13, 2018
W. Randall Birchfield, Director, President,
CEO and COO

/s/ William C. Vens          March 13, 2018
William C. Vens, CFO

/s/ Steven J. Bensinger   March 13, 2018
Steven J. Bensinger, Director

/s/ Stuart D. Bilton          March 13, 2018
Stuart D. Bilton, Director

/s/ Otto N. Frenzel IV      March 13, 2018
Otto N. Frenzel IV, Director

/s/ LoriAnn Lowery-Biggers                                                                                                                                                         March 13, 2018
LoriAnn Lowery-Biggers, Director

/s/ Philip V. Moyles Jr.                                    March 13, 2018
Philip V. Moyles Jr., Director

/s/ John D. Nichols Jr.    March 13, 2018
John D. Nichols Jr., Director

/s/ John A. Pigott            March 13, 2018
John A. Pigott, Director

/s/ James A. Porcari III   March 13, 2018
James A. Porcari III, Director

/s/ Kennethh D. Sacks   March 13, 2018
Kenneth D. Sacks, Director

/s/ Nathan Shapiro         March 13, 2018
Nathan Shapiro, Director

/s/ Norton Shapiro         March 13, 2018
Norton Shapiro, Director

/s/ Robert Shapiro         March 13, 2018
Robert Shapiro, Director

/s/ Steven A. Shapiro    March 13, 2018
Steven A. Shapiro, Executive Chairman